EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to incorporation by reference in the two Registration Statements on Form S-8 (File Nos. 333-10337 and 333-79571), the four Registration Statements on Form S-3 (File Nos. 333-50559, 333-52851, 333-66059 and 333-71929) and the Registration
Statement on Form S-4 (File No. 333-60331) of Lamar Advertising Company (the "Registrant") of our report dated February 13, 1998, with respect to the balance sheets of Martin Media (a California limited partnership) as of December 31, 1997 and 1996 and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1997, and our report dated February 13, 1998, with respect to the balance sheets of Martin & MacFarlane, Inc. as of December 31, 1997 and 1996, and the related statements of income, retained earnings and cash flows for each of the two years in the period ended December 31, 1997 and the six month period ended December 31, 1995, which reports appear in the Registrant's filing on Form 8-K dated July 6, 1999.


                                   /s/ Arthur Andersen, LLP
                                   Arthur Andersen, LLP

Bakersfield, California
July 6, 1999